Exhibit 23.3
CONSENT OF PRACTICAL MINING LLC
Practical Mining LLC does hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-1 on Form S-3 (the “Registration Statement”) of Canyon Resources Corporation of our report on the Feasibility Study of CR Briggs Gold Project (underground) dated February 2, 2007, which is referred to in the Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2006.
Sincerely,
Practical Mining LLC
/s/ Mark Odell
Mark Odell P.E.
Principal
Spring Creek, Nevada
March 4, 2007